Exhibit 99.1
News Release

Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing to Recognize Cost Reclassification and Charges to Second-Quarter Earnings

•	Amounts relate to 787 test aircraft cost reclassification, cargo market pressures on the 747 program, and previously announced KC-46 Tanker issues

•	EPS guidance for 2016 to be updated on July 27

•	2016 revenue and cash guidance reaffirmed

CHICAGO, July 21, 2016 - The Boeing Company [NYSE: BA] announced today it will recognize an impact to earnings across three programs when it announces second-quarter 2016 results on July 27.
On the 787 program, the company decided not to invest funds for the refurbishment and sale of the two remaining unsold flight test aircraft that were scheduled to be introduced into the modification line. These two aircraft were produced in 2009 and have been used extensively for flight and ground testing, with both airplanes achieving more than 6,700 flight and ground testing hours combined. Costs associated with these aircraft were reclassified from 787 program inventory to research and development expense resulting in a non-cash after-tax charge of $847 million ($1.33 per share).
To account for current and anticipated weakness in the air cargo market, the company plans to continue producing 747-8 aircraft at a rate of 0.5 per month and no longer increase the production rate to 1.0 per month in 2019. An $814 million after-tax charge ($1.28 per share) on the 747 program reflects a lower estimated total of 747-8 Freighter aircraft to be produced in the program accounting quantity and lower estimated revenues on future aircraft sales.
“These are the right, proactive decisions to strengthen our business going forward,” said Boeing Chairman, President and Chief Executive Officer Dennis Muilenburg. “Our investment in 787 flight test airplanes paved the way for the growing Dreamliner fleet today and helped refine improvements for other platforms. On the 747 program, we continue to monitor the air cargo market and aggressively drive productivity and cost reduction as we work to win additional orders to support ongoing production.”
Boeing Chief Financial Officer and Executive Vice President of Corporate Development & Strategy Greg Smith characterized the decisions as “prudent actions that reflect market realities, reduce future financial risk and ultimately drive value to our shareholders.”
The company will also recognize a $393 million after-tax charge ($0.62 per share) on the KC-46 Tanker program. This charge reflects higher costs associated with previously announced program schedule and technical challenges, including implementation of the hardware solution to resolve the refueling boom axial load issue identified during flight testing, delays in the certification process and concurrency between late-stage development testing and initial production.
“This additional investment in the KC-46 supports the delivery timeline for the initial production aircraft and our transition to full-rate production,” said Muilenburg. “With the aircraft recently refueling an F-16, A-10 and C-17, we have now completed all necessary Milestone C testing to receive customer approval to enter production - a major step forward for this multi-decade production and support program. We remain confident in the long-term value of the KC-46 for our customers and our shareholders.”
In total, the company will record an after-tax earnings impact of $2.1 billion. On a pretax basis at the segment level, Boeing Commercial Airplanes will now record an earnings impact totaling $2.78 billion and the Boeing Military Aircraft segment of Boeing Defense, Space & Security will report an earnings impact of $219 million.
Guidance for 2016 revenue and cash is reaffirmed and the company will update earnings per share guidance on July 27.

Caution Concerning Forward-Looking Statements
Certain statements in this release may be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," "anticipates," and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, business prospects, financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the effect of economic conditions in the United States and globally, general industry conditions as they may impact us or our customers, and our reliance on our commercial customers, our U.S. government customers, our suppliers and the worldwide market, as well as the other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission.

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Contact:

Bernard Choi or Chaz Bickers (312) 544-2002 (Communications)
Troy Lahr or Ben Hackman (312) 544-2140 (Investor Relations)

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